Exhibit 5.1

801 California Street	650.988.8500
Mountain View, CA 94041	Fenwick.com

July 15, 2021

Marin Software Incorporated

123 Mission Street, 27th Floor

San Francisco, California 94105

Gentlemen/Ladies:

At your request, we have examined the shelf Registration Statement on Form S-3 (File No. 333-230275) filed by Marin Software Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 14, 2019 (the “Prior Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated March 14, 2019 filed with the Commission in connection with the Prior Registration Statement (the “Base Prospectus”), the additional registration statement of Form S-3MEF (File No. 333-257909) filed with the Commission pursuant to Rule 462(b) on July 15, 2021 (the “462(b) Registration Statement” and, together with the Prior Registration Statement, the “Registration Statement”), and the prospectus supplement filed with the Commission pursuant on July 15, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

We advise you that we have also examined (i) the equity distribution agreement prospectus filed on a Current Report on Form 8-K with the Commission on July 15, 2021 (the “Equity Distribution Agreement Prospectus”) relating to the sale by the Company through JMP Securities LLC, as the placement agent (the “Placement Agent”), from time to time of shares of Company’s common stock, $0.001 par value per share (“Common Stock” and such shares, the “Placement Shares”) having an aggregate maximum offering price of up to $40,000,000 pursuant to the Registration Statement and the Equity Distribution Agreement Prospectus for the sale of the Placement Shares included in the Registration Statement, and (ii) that certain Equity Distribution Agreement, dated as of July 15, 2021 by and between the Company and the Placement Agent (the “Equity Distribution Agreement”).

In connection with our opinions expressed below, we have examined originals or copies of the Company’s Restated Certificate of Incorporation, as amended through the date hereof (the “Restated Certificate”) and Restated Bylaws (the “Restated Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the Company’s Restated Certificate and Restated Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (except for the Company) executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

We also have assumed that any certificates or instruments representing the Placement Shares, will be, when issued, properly signed by authorized officers of the Company. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock, including any Placement Shares, will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the Delaware General Corporation Law (collectively, the “Applicable Laws”). Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Placement Shares, there will not have occurred any change in the law or the facts affecting the validity of the Placement Shares, (ii) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (iii) at the time of the offer, issuance and sale of any Placement Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Charter Documents that would be in conflict with or inconsistent with the Company’s right and ability to issue the Placement Shares, (v) at the time of each offer, issuance and sale of any Placement Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Placement Shares, so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (vi) all purchasers of the Placement Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Placement Shares, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Placement Shares will not be less than the par value thereof. We also have assumed that the issuance and delivery of the Placement Shares, subsequent to the date hereof and the compliance by the Company with the terms of such Placement Shares, will not violate any applicable law (including, without limitation, any law relating to usury or similar laws) or result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that the Company intends to issue the Placement Shares, from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

With respect to our opinion expressed below, we have assumed that, upon the issuance of any of the Placement Shares, the total number of shares of Common Stock issued and outstanding and reserved for future issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, as then in effect.

Based upon the foregoing, we are of the opinion that the Placement Shares, to be issued and sold by the Company, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Common Stock) in the manner contemplated by the Equity Distribution Agreement and in accordance with the resolutions duly adopted and to be duly adopted by the Board and to be duly adopted by the Placement Committee of the Board with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and the Prospectus constituting parts thereof and any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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